UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

SHARPER IMAGE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 31, 2006

TO THE SHAREHOLDERS OF

SHARPER IMAGE CORPORATION:

You are cordially invited to attend the Annual Meeting of Shareholders of Sharper Image Corporation (the “Company”) on July 6, 2006, at 10:00 a.m., which will be held at the Sharper Image Corporation corporate office, 350 The Embarcadero, Sixth Floor, San Francisco, California 94105.

Details of business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, the Company will present a report on its business during the past year.

Accompanying this Proxy Statement is the Company’s 2005 Annual Report to Shareholders.

We hope that you will attend the Annual Meeting. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope so that your shares will be represented at the Annual Meeting.

Sincerely yours,

RICHARD THALHEIMER

Founder, Chairman of the Board, and

Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to assure your representation at the Annual Meeting, you are requested to complete, sign, and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

If you are a shareholder of record you can grant a proxy over the Internet or telephone by following the instructions on the proxy card.

SHARPER IMAGE CORPORATION

350 The Embarcadero, Sixth Floor

San Francisco, California 94105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 6, 2006

The Annual Meeting of Shareholders of Sharper Image Corporation (the “Company”) will be held at the Sharper Image Corporation corporate office, 350 The Embarcadero, Sixth Floor, San Francisco, California 94105, on Thursday, July 6, 2006, at 10:00 a.m., for the following purposes:

1. To elect Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

2. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2007; and

3. To transact any other business which may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

Shareholders of record at the close of business on May 22, 2006, will be entitled to vote at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy in the envelope provided.

BY ORDER OF THE BOARD OF DIRECTORS

RICHARD THALHEIMER

Founder, Chairman of the Board, and

Chief Executive Officer

San Francisco, California

May 31, 2006

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS OF

SHARPER IMAGE CORPORATION

To Be Held July 6, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sharper Image Corporation, a Delaware corporation (the “Company”), for the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. at the Sharper Image Corporation corporate office, 350 The Embarcadero, Sixth Floor, San Francisco, California 94105, on July 6, 2006, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. An annual report, consisting of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006 and other information required by the rules of the Securities and Exchange Commission, is being mailed to shareholders, along with these proxy materials on or about May 31, 2006.

The address of the principal executive office of the Company is 350 The Embarcadero, Sixth Floor, San Francisco, California 94105.

VOTING RIGHTS

Only shareholders of record of the Company’s Common Stock (“Common Stock”) at the close of business on May 22, 2006, will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to come before the Annual Meeting. On May 22, 2006, there were 14,958,460 shares of Common Stock outstanding.

The enclosed proxy is solicited by the Company’s Board of Directors (“Board of Directors” or “Board”) and, when returned properly completed, will be voted as you direct on your proxy card. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the nominees and the proposals discussed herein and in the discretion of the proxy holders on other matters presented at the Annual Meeting. Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, then in the discretion of the proxy holder, shares represented by such proxies will be voted upon such other business. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes. For the election of directors, broker non-votes and votes marked “withheld” do not have the effect of a vote against the matter and will not affect the outcome of the election since directors are elected by a plurality of votes cast. For matters decided by a majority of shares present and entitled to vote on the matter, abstentions have the effect of a vote against the matter, but broker non-votes do not have the effect of a vote against the matter.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting the shares covered by the proxy in person.

SOLICITATION OF PROXIES

The entire cost of soliciting proxies will be borne by the Company. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, facsimile, e-mail, or other means by directors, officers, employees or agents of the Company who will not receive additional compensation for such solicitation. Copies of the solicitation material will be furnished to brokerage firms, fiduciaries and other custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. Such persons will be reimbursed by the Company for their reasonable expenses incurred in sending proxy material to beneficial owners of the Common Stock.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, nine (9) Directors are to be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Four of the Company’s current Directors, Mr. Alan Thalheimer, Mr. Gerald Napier, Ms. Pamela Joyner and Ms. Tracy Wan, will not serve as Directors following the Annual Meeting. Set forth below is information regarding the nominees to the Board of Directors for election as Directors.

Each nominee has agreed to be named in this Proxy Statement and to serve if elected. The Board of Directors does not expect that any nominee will be unable or will decline to serve as a Director, but if any vacancy in the slate of candidates nominated by the Board occurs for any reason, the proxy will be voted for a substitute candidate named by the Board.

Nominees to the Board of Directors

Name(1)	Principal Occupation	Age
Richard J. Thalheimer	Founder, Chairman of the Board and Chief Executive Officer of Sharper Image Corporation	58
Morton E. David	Retired Chairman, Franklin Electronic Publishers, Inc.	69
William “Bill” R. Fields	Chairman, Intersource Co. Ltd.	56
Howard Gross	Retired President and Chief Executive Officer of Hub Distributing, Inc.	62
George B. James	Retired Senior Vice President and Chief Financial Officer of Levi Strauss & Co.	68
Michael S. Koeneke	Managing Member of Knightspoint Partners LLC	59
Jerry W. Levin	Chairman of the Board and Chief Executive Officer of JW Levin Partners LLC	62
Howard M. Liebman	Retired Executive Vice President, Shorewood Packaging Corp.	63
David M. Meyer	Managing Member of Knightspoint Partners LLC	37

(1)	Pursuant to a settlement agreement dated May 9, 2006 by and among the Company, Richard J. Thalheimer, certain affiliated trusts of Mr. Thalheimer and a group of investors led by Knightspoint Partners, the Company agreed to nominate Messrs. R. Thalheimer, David, Fields, Gross, James, Koeneke, Levin, Liebman and Meyer for election as directors at the Annual Meeting.

The principal occupations and qualifications of each nominee for director are as follows:

RICHARD J. THALHEIMER is the founder of the Company and has served as Chief Executive Officer and as a Director of the Company since 1978 and as Chairman of the Board of Directors since 1985. Mr. Thalheimer also served as President of the Company through July 1993.

MORTON E. DAVID has been a Director of the Company since 1998. Mr. David was Chairman, President and Chief Executive Officer of Franklin Electronic Publishers, Inc. from May 1984 until his retirement in 1998. Mr. David is a Director of Vonage Holdings Corp.

WILLIAM “BILL” R. FIELDS has been Chairman, Intersource Co. Ltd. since 2004. Mr. Fields was Chairman and Chief Executive Officer of Factory 2-U Stores, Inc. from 2003 to 2004. Mr. Fields was President and Chief Executive Officer of Apec, Ltd. from 1999 to 2002. Mr. Fields previously served as President and Chief Executive Officer of Hudson’s Bay Company, Blockbuster Entertainment Group and Wal-Mart Stores Division. Mr. Fields is a Director of Lexmark International and Graphic Packaging Corporation.

HOWARD GROSS was President and Chief Executive Officer of HUB Distributing, Inc. from 1996 until his retirement in 2004. Mr. Gross previously served as President and Chief Operating Officer of Today’s Man and as President and Chief Executive Officer of The Limited Stores and Victoria’s Secret. Mr. Gross is a Trustee of Glimcher Realty Trust and a Director of Eddie Bauer Holdings, Inc. Mr. Gross is on the advisory board of the Santa Clara University Retail Management Institute.

GEORGE B. JAMES has been a Director of the Company since 1999. Mr. James was Senior Vice President and Chief Financial Officer of Levi Strauss & Co. from 1985 until his retirement in 1998. Mr. James was Executive Vice President and Group President from 1984 to 1985 and Executive Vice President and Chief Financial Officer from 1982 to 1983 at Crown Zellerbach Corporation. Mr. James was Senior Vice President and Chief Financial Officer from 1972 to 1982 at Arcata Corporation. Mr. James is a Director of Callidus Software Inc.

MICHAEL S. KOENEKE is a managing member of Knightspoint Partners LLC, an investment firm he co-founded in March 2003. Mr. Koeneke was the co-head and then the Chairman of Global Mergers and Acquisitions at Merrill Lynch & Co. from 1993 to 2002. Prior to that, Mr. Koeneke was the Head of Global Mergers and Acquisitions at Credit Suisse First Boston. Mr. Koeneke is a director of CPI Corp.

JERRY W. LEVIN is Chairman and Chief Executive Officer of JW Levin Partners LLC, a management and investment firm he founded in 2005. Mr. Levin was Chairman, President and Chief Executive Officer of American Household, Inc. from 1998 to 2005. Mr. Levin previously served as Chairman and Chief Executive Officer of The Coleman Company, Inc. and of Revlon, Inc. Mr. Levin has also held senior executive positions with The Pillsbury Company. Mr. Levin is a Director of U.S. Bancorp, Ecolab, Inc. and Wendy’s International, Inc.

HOWARD M. LIEBMAN was President, Chief Financial Officer and a Director of Shorewood Packaging Corporation from 1999 to 2000 when Shorewood Packaging Company was acquired by International Paper Company. Mr. Liebman continued as Executive Vice President of Shorewood Packaging Corporation until his retirement in 2005. Mr. Liebman is a Certified Public Accountant and was an audit partner with Deloitte & Touche LLP (and its predecessors) from 1974 to 1994.

DAVID M. MEYER is a Managing Member of Knightspoint Partners LLC, an investment firm he co-founded in March 2003. Mr. Meyer has served as Chairman of the Board of Directors of CPI Corp. since April 2004 and served as a member of the interim Office of the Chief Executive of CPI Corp. from 2004 to 2005. From 1995 to 2002, Mr. Meyer served in various capacities at Credit Suisse First Boston including as a director in the Mergers and Acquisitions and Global Industrial and Services Groups in the firm’s London office. Mr. Meyer is also a Director of Ashworth, Inc.

Vote Required

It is intended that the proxies will be voted FOR the election as Directors of the nine nominees named above, unless authority to vote for any such nominee is withheld. The nine nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected.

Recommendations of the Board of Directors

The Board of Directors recommends a vote FOR all nominees listed above.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP served as the independent registered public accounting firm for the Company for the fiscal year ended January 31, 2006. The Audit Committee of the Board of Directors has selected the firm to continue in this capacity for the current fiscal year. Accordingly, the Company is asking the shareholders to ratify the selection of Deloitte & Touche LLP as its independent registered public accounting firm.

Although the selection of Deloitte & Touche LLP is not required to be submitted to a vote of the shareholders, the Board of Directors believes it appropriate as a matter of policy to request that the shareholders ratify the selection of its independent registered public accounting firm for the fiscal year ending January 31, 2007. If the shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders.

The Company anticipates that a representative of Deloitte & Touche LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to questions at the meeting.

Principal Auditor Fees and Services

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for professional services rendered during the fiscal years ended January 31, 2006 and 2005 were as follows:

	January 31,
	2006	2005
Audit Fees	$946,000	$1,101,000
Audit Related Fees	-0-	-0-
Tax Fees	54,125	43,000
All Other Fees	-0-	-0-

Total Fees	$1,000,125	$1,144,000

The Audit Committee has considered whether the provisions of services described in table above are compatible with maintaining auditor independence. Each of the permitted non-auditing services described above has been pre-approved by the Audit Committee. Unless a type of service has received general pre-approval, it will require separate pre-approval by the Audit Committee. Each pre-approval term lasts for at least 12 months until the first regularly scheduled Audit Committee meeting. The Audit Committee has delegated its pre-approval authority to its Chairman, provided the Chairman reports any pre-approval decisions to the full Audit Committee at its next regularly scheduled meeting.

Vote Required

Approval of this proposal requires a number of votes FOR the proposal that represents a majority of the shares present or represented and entitled to vote on this matter at the Annual Meeting.

Recommendations of the Board of Directors

The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2007.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors of the Company held seven meetings during fiscal 2005. In fiscal 2005 each Director attended at least seventy-five percent (75%) of the total number of Board meetings held and meetings of committees of the Board on which he or she served. Although there is no formal requirement, Directors generally attend all annual shareholders’ meetings and all Directors attended the 2005 Annual Meeting of Shareholders.

Shareholder Communications with the Board of Directors

Shareholders may send communications to the Board of Directors at the following address: Corporate Secretary, Sharper Image Corporation, 350 The Embarcadero, Sixth Floor, San Francisco, CA 94105.

Committees of the Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. The Board of Directors has adopted charters for the Audit Committee, Compensation Committee and Nominating Committee (copies of which can be found on the Company’s website www.sharperimage.com).

The Audit Committee currently consists of Directors George James (Chairman), Gerald Napier, Morton David and Pamela J. Joyner. The Board of Directors has determined that each member of the Audit Committee meets the experience and independence requirements of the rules of the Securities and Exchange Commission and NASDAQ National Market. The Board has determined that George James qualifies as an “audit committee financial expert” within the meaning of the Securities and Exchange Commission rules. The Audit Committee is responsible for the selection, compensation and evaluation of the Company’s registered public accounting firm, approving services performed by such accountants, and reviewing internal accounting controls, audit plans and results, and financial reporting procedures. The Audit Committee held 13 meetings during fiscal 2005.

The Compensation Committee currently consists of Directors Morton David (Chairman), Gerald Napier, George James and Pamela J. Joyner. The Board of Directors has determined that each member of the committee is independent within the rules of the NASDAQ National Market. The Compensation Committee is responsible for making and reviewing recommendations regarding employee compensation and administering the Company’s Stock Incentive Plan (the “Incentive Plan”) and Executive Bonus Plan. The Compensation Committee held four meetings during fiscal 2005.

The Nominating Committee currently consists of Directors George James (Chairman), Morton David, Gerald Napier and Pamela J. Joyner. The Board of Directors has determined that each member of the committee is independent within the rules of the NASDAQ National Market. The Nominating Committee is responsible for identifying Board nominees and recommending Board nominees for election, making recommendations as to determinations of director independence, overseeing and setting director compensation and overseeing compliance with the Company’s Code of Conduct. The Nominating Committee held four meetings during fiscal 2005. The Nominating Committee regularly assesses the appropriate size and compensation of the Board and the particular needs of the Board based on whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Board through current Board members, professional search firms, shareholders or other parties. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise. The Nominating Committee will consider candidates submitted by shareholders as nominees for election as Directors of the Company. Shareholders wishing to have the Nominating Committee consider a candidate should submit a copy of a notice to our Corporate Secretary in the manner described in our bylaws, which you may receive free of charge by contacting our Corporate Secretary at Sharper Image Corporation, 350 The Embarcadero, Sixth Floor, San Francisco, CA 94105.

Code of Conduct

The Company has adopted a Code of Conduct that applies to all of its employees, including the chief executive officer, chief financial officer, chief operating officer and controller. The Code of Conduct is posted on the Company’s Website at www.sharperimage.com. The Company intends to post on its Website any amendments to or waivers from the Company’s Code of Conduct within five business days of the date of any amendment or waiver. The information contained on the Company’s Website is not part of this document

Director Remuneration

During fiscal 2005, each of the Company’s non-employee Directors was paid $2,000 for attending each regular meeting of the Board of Directors and was paid $500 for attending each additional Board of Directors meeting and each committee meeting not held in conjunction with a meeting of the Board of Directors. The Company’s non-employee directors were paid a quarterly retainer of $6,000 per quarter. Effective for fiscal 2006, the quarterly retainer was decreased to $5,100. The Company’s Audit Committee members were paid a quarterly retainer of $1,000 per quarter and Mr. James was paid a quarterly retainer of $2,000 for serving as chairman of the Audit Committee. The general policy of the Company is to reimburse Directors for all reasonable expenses incurred to attend each meeting of the Board of Directors. All Directors are also eligible to participate in certain of the Company’s employee benefit plans after six months’ service on the Board. The non-employee directors are granted automatic options at the start of each fiscal quarter under the Company’s 2000 Stock Incentive Plan, which are immediately exercisable and subject to repurchase if the one year vesting requirement is not met. On May 1, 2005, August 1, 2005, November 1, 2005, February 1, 2006 and May 1, 2006 each of the non-employee directors, Messrs. A. Thalheimer, Napier, David, James and Ms. Joyner, was granted an option to purchase 2,500 shares of Common Stock at exercise prices of $13.39, $14.23, $9.22, $9.02 and $15.22, respectively, which were the closing prices on April 30, July 30, October 31, 2005, January 31, 2006 and May 1, 2006. In May 2006, the Board determined that any stock option held on the date of termination of service by Ms. Joyner and Messrs. Napier and A. Thalheimer, each of whom is a non-employee director whose term will expire at the Annual Meeting, will be immediately vested and exercisable until the original option expiration date, except that the options will expire earlier as required to comply with Section 409A of the Internal Revenue Code of 1986, as amended. Each option granted under the Company’s 2000 Stock Incentive Plan has an exercise price equal to the fair market value of the Common Stock on the date of grant and has a ten-year term.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s Common Stock as of May 22, 2006, by (i) all persons known by the Company to beneficially own more than five percent (5%) of its outstanding Common Stock, (ii) each current Director and each Director nominee, (iii) each of the Company’s executive officers named in the Summary Compensation Table below, and (iv) all Directors and executive officers as a group. All shares are subject to the named person’s sole voting and investment power except where otherwise indicated or where subject to applicable community property laws.

Mr. Thalheimer, certain affiliated trusts of Mr. Thalheimer and a group of investors led by Knightspoint Partners entered into an agreement with respect to the election of directors whereby they agreed to vote in favor of the election of the nominees named in this proxy statement at the Annual Meeting. The shares beneficially owned by the parties to the agreement are included in the table below.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Richard J. Thalheimer	3,300,958	(2)	21.2%
Franklin Resources, Inc	2,295,039	(3)	15.3%
Knightspoint Partners II, L.P.	1,909,012	(4)	12.8%
Wells Fargo & Company	1,507,474	(5)	10.1%
Sun Capital Securities	1,469,000	(6)	9.8%
Capital Research and Management Company	1,050,000	(7)	7.0%
Dimensional Fund Advisors Inc	917,346	(8)	6.1%
Goldman Sachs Asset Management, L.P.	766,200	(9)	5.1%
PAR Investment Partners, L.P.	756,700	(10)	5.1%
Morton E. David	42,500	(11)	*
William “Bill” R. Fields	- 0 -
Howard Gross	- 0 -
George B. James	89,500	(12)	*
Pamela J. Joyner	20,500	(13)	*
Michael S. Koeneke	1,909,012	(14)	12.8%
Jerry W. Levin	1,909,012	(15)	12.8%
Howard M. Liebman	- 0 -
David M. Meyer	1,909,012	(16)	12.8%
Gerald Napier	74,662	(17)	*
Alan Thalheimer	139,021	(18)	*
Tracy Wan	378,000	(19)	2.5%
Craig Trabeaux	82,200	(20)	*
William Feroe	74,400	(21)	*
Gregory Alexander	105,300	(22)	*
All Directors and executive officers as a Group (12 persons)	4,447,541		26.8%

*	Less than one percent of class.
(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of May 22, 2006 are deemed outstanding. Percentage of beneficial ownership is based upon 14,958,460 shares of common stock outstanding as of May 22, 2006. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the directors, executive officers and 5% shareholders in this table is as follows: c/o Sharper Image, 350 The Embarcadero, Sixth Floor, San Francisco, California 94105.
(2)	Includes 1,689,962 shares owned by the Richard J. Thalheimer Revocable Trust of which Mr. Richard Thalheimer is trustee and sole beneficiary; 67,500 shares owned by the Richard Thalheimer Children’s Trust of 1989; 131,969 shares owned by the Richard and Elyse Thalheimer Irrevocable Trust of 1995; 183,673 shares owned by the Richard J. Thalheimer 1997 Annuity Trust, of which Mr. Richard Thalheimer is trustee; 268,722 shares owned by Thalheimer Grantor Annuity Trust of 1997, of which Mr. Richard Thalheimer is trustee; 50,632 shares owned by the Richard J. Thalheimer Irrevocable Trust of 1999; 300,000 shares owned by Richard J. Thalheimer 2005 Annuity Trust of which Mr. Richard Thalheimer is trustee; and 608,500 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after May 22, 2006.
(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006. A representative of Franklin Resources informed the Company that its ownership exceeded 15 percent of the Company’s outstanding common stock as of the date of the filing of its Schedule 13G filed on February 2, 2006 solely as a result of the Company’s acquisition of shares of its common stock, thereby reducing the number of outstanding shares of the Company’s common stock and increasing the proportionate number of shares beneficially owned by Franklin Resources and its affiliates to more than 15%. A representative of Franklin Resources Inc. has subsequently informed the Company that it has divested some of those shares bringing its total ownership of the Company’s common stock below 15 percent of the total outstanding shares. The shares are owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. Includes 937,400 shares beneficially owned by Templeton Investment Counsel, LLC, 900,219 shares beneficially owned by Franklin Templeton Investment Corp., 225,600 shares beneficially owned by Franklin Templeton Investment Management Limited, 128,610 shares beneficially owned by Templeton Global Advisors Limited and 103,210 shares beneficially owned by Franklin Advisers, Inc. as of December 31. 2005. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding Common Stock of Franklin Resources, Inc. and are the principal shareholders of Franklin Resources, Inc., Templeton Investment Counsel, LLC, Inc., Franklin Templeton Investments Corp., Franklin Templeton Investment Management Limited, Templeton Global Advisors Limited, Franklin Advisers, Inc. and the Principal Shareholders disclaim any economic interest or beneficial ownership in any of these shares. The address of the shareholder is One Franklin Parkway, San Mateo, CA 94403.
(4)	Based on a Schedule 13D/A filed with the Securities and Exchange Commission on May 11, 2006. Under the rules of the Securities and Exchange Commission, Knightspoint Partners II, L.P., Knightspoint Capital Management II LLC, Knightspoint Partners LLC, Michael Koeneke, David Meyer, Starboard Value & Opportunity Master Fund Ltd., Ramius Capital Group, LLC, C4S & Co., L.L.C., Parche, LLC, Admiral Advisors, LLC, Peter A. Cohen, Jeffrey M. Solomon , Morgan B. Stark, Thomas W. Strauss, Michael Glazer and Jerry W. Levin may be deemed to be members of a group (the “Knightspoint Group”) and, as a result, each of the members may be deemed to beneficially own shares of common stock beneficially owned by each of the other members. The address of the shareholder is 787 Seventh Avenue, 9th Floor, New York, New York 10019.
(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on March 3, 2006. Wells Fargo & Company, a parent holding company, has sole voting power over 1,415,849 shares and shared dispositive power over 1,507,470 shares as of December 31, 2005. Wells Fargo & Company’s address is 420 Montgomery St., San Francisco, CA 94104.
(6)	Based on a Schedule 13D filed with the Securities and Exchange Commission on May 22, 2006. Under the rules of the Securities and Exchange Commission, SCSF Equities, LLC, Sun Capital Securities Offshore Fund, Ltd., Sun Capital Securities Fund, L.P., Sun Capital Securities Advisors, LP, Sun Capital Securities, LLC, Marc J. Leder and Rodger R. Krouse may be deemed to be members of a group and, as a result, each of the members may be deemed to beneficially own shares of common stock beneficially owned by each of the other members. The address of the shareholder is 5200 Town Center Circle, Suite 470, Boca Raton, FL 33486.

(7)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2006. Capital Research and Management, a registered investment advisor, has sole voting and dispositive power over 1,050,000 shares as of December 31, 2005. Capital Research and Management’s address is 333 South Hope St., 55th Floor, Los Angeles, CA 90071.
(8)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2006. Dimensional Fund Advisors Inc., a registered investment advisor, has sole voting and dispositive power over 917,346 shares as of December 31, 2005. Dimensional Fund Advisors Inc.’s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(9)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2006. Goldman Sachs Asset Management, LP, a registered investment adviser, has sole voting power over 514,482 shares and sole dispositive power over 766,200 shares as of December 31, 2005. Goldman Sachs Asset Management, LP’s address is 32 Old Slip, New York, NY 10005.
(10)	Based on a Schedule 13G filed with the Securities and Exchange Commission on April 4, 2006. Under the rules of the Securities and Exchange Commission, PAR Investment Partners, L.P., PAR Group, L.P. and PAR Capital Management, Inc. may be deemed to be members of a group (“PAR Investment Partners”) and, as a result, each of the members may be deemed to beneficially own shares of common stock beneficially owned by each of the other members. The address of the shareholder is One International Place, Suite 2401, Boston, MA 02110.
(11)	Includes 10,000 shares owned by Mr. Morton David. Includes 32,500 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after May 22, 2006. 10,000 option shares are currently subject to repurchase by the Company at the exercise price if Mr. David’s Board service ends prior to vesting.
(12)	Includes 15,000 shares owned by Mr. George James. Includes 74,500 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after May 22, 2006, of which 10,000 shares are currently subject to repurchase by the Company at the exercise price if Mr. James’ Board service ends prior to vesting.
(13)	Includes 20,500 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after May 22, 2006, of which 10,000 option shares are currently subject to repurchase by the Company at the exercise price if Ms. Joyner’s Board service ends prior to vesting.
(14)	Mr. Koeneke is a managing member of Knightspoint Partners LLC and may be deemed to beneficially own shares of common stock beneficially owned by other members of the Knightspoint Group. See footnote 4. Mr. Koeneke disclaims beneficial ownership of all such shares. Based on the Schedule 13D/A filed on May 11, 2006, Mr. Koeneke has shared voting and dispositive power over 57,000 shares.
(15)	Mr. Levin is a managing member of Knightspoint Partners LLC and may be deemed to beneficially own shares of common stock beneficially owned by other members of the Knightspoint Group. See footnote 4. Mr. Levin disclaims beneficial ownership of all such shares. Based on the Schedule 13D/A filed on May 11, 2006, Mr. Levin has sole voting and dispositive power over 20,000 shares.
(16)	Mr. Meyer is a managing member of Knightspoint Partners LLC and may be deemed to beneficially own shares of common stock beneficially owned by other members of the Knightspoint Group. See footnote 4. Mr. Meyer disclaims beneficial ownership of all such shares. Based on the Schedule 13D/A filed on May 11, 2006, Mr. Meyer has shared voting and dispositive power over 57,000 shares.
(17)	Includes 25,162 shares owned by the Napier Family Trust, of which Mr. Gerald Napier is Trustee. Includes 49,500 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after May 22, 2006, of which 10,000 option shares are currently subject to repurchase by the Company at the exercise price if Mr. Napier’s service ends prior to vesting.
(18)	Includes 50,521 shares owned by Alan and Gladys Thalheimer Revocable Trust and 3,000 shares held in a custodial account of which Mr. Alan Thalheimer is the custodian, for a relative of Mr. Thalheimer. Includes 85,500 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after May 22, 2006, of which 10,000 option shares are currently subject to repurchase by the Company at the exercise price if Mr. A. Thalheimer’s service ends prior to vesting.
(19)	Includes 373,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after May 22, 2006.

(20)	Includes 82,200 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after May 22, 2006.
(21)	Includes 74,400 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after May 22, 2006.
(22)	Includes 105,300 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after May 22, 2006.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereafter referred to as the “named executive officers”) serving in that capacity as of January 31, 2006:

Summary Compensation Table

	Fiscal Year Ended Jan. 31,	Annual Compensation		Long-Term Compensation	All Other Compensation($)(1)
Name and Principal Position		Salary($)	Bonus($)	Securities Underlying Options (# of shares)
Richard Thalheimer	2006	990,000	-0-	90,000 shares	30,344
Founder, Chairman of the	2005	990,000	-0-	60,000 shares	75,775
Board, and Chief Executive Officer	2004	925,000	1,478,400	75,000 shares	113,861

Tracy Wan	2006	405,000	-0-	40,000 shares	1,422
President,	2005	417,844	-0-	25,000 shares	30,383
Chief Operating Officer	2004	391,539	669,900	35,000 shares	48,484

Craig Trabeaux	2006	308,173	-0-	20,000 shares	6,822
Executive Vice President,	2005	282,677	18,000	9,000 shares	18,300
Retail and Real Estate Operations	2004	255,769	135,000	12,000 shares	26,803

William Feroe	2006	299,077	-0-	20,000 shares	1,422
Executive Vice President,	2005	257,692	18,000	8,000 shares	11,345
Merchandising	2004	240,769	115,000	12,000 shares	19,075

Gregory Alexander	2006	290,481	-0-	10,000 shares	1,148
Executive Vice President,	2005	294,808	18,000	7,000 shares	11,659
Chief Information Officer	2004	276,538	100,000	12,000 shares	21,230

(1)	Represents the following amounts for the named executive officers for the fiscal year ended January 31, 2006: (i) the premiums paid on the life insurance coverage provided such individuals, (ii) the contribution made by the Company to match the salary deferral contribution made by the officer to the Company’s 401(k) Savings plan, up to a maximum of $600, (iii) the imputed value for goods and services provided by the Company and (iv) profit-sharing paid by the Company.

Fiscal year ended January 31, 2006:

Name	Profit Sharing Contributions($)	Life Insurance Premium($)	Matching 401(k) Contribution($)	Value of Goods and Services($)
Richard Thalheimer	-0-	2,356	600	27,388
Tracy Wan	-0-	822	600	-0-
Craig Trabeaux	-0-	822	600	5,400
William Feroe	-0-	822	600	-0-
Gregory Alexander	-0-	548	600	-0-

Jeffrey Forgan, the Company’s Executive Vice President, Chief Financial Officer, rejoined the Company in August 2005. He was not a named executive officer for the fiscal year ended January 31,2006 on the basis of his compensation for the portion of the fiscal year during which he was Chief Financial Officer.

Change in Control Arrangements and Indemnification Agreements

As administrator of the Company’s Stock Incentive Plan the Compensation Committee has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company’s other executive officers or any unvested shares actually held by those individuals under those plans, if their employment were to be terminated (whether involuntarily or through a forced resignation) following an acquisition of the Company by merger or asset sale.

The Company has entered into indemnification agreements with each of the Company’s current directors and all officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company and advance expenses incurred as a result of any proceeding against them as to which they can be indemnified. We expect to enter into indemnification agreements with the Company’s future directors and officers.

CEO Employment Agreement

The Company entered into, and the Board approved, an employment agreement with Richard Thalheimer, the Company’s Chief Executive Officer, effective as of October 21, 2002, which provides that Mr. Thalheimer’s employment will continue until terminated by the Company or by him, as set forth in the employment agreement. In the event of a termination without “Cause” or with “Good Reason,” as defined in the employment agreement, Mr. Thalheimer will be entitled to receive (i) a severance payment equal to a maximum of three times his highest annual base salary in the 36 months prior to his termination plus three times his average bonus paid for the immediately preceding three fiscal years (or target bonus for the year of termination, if higher), but in any event no less than $5,000,000 (as adjusted for inflation), with reductions in these amounts at and after age 71, (ii) full vesting in any and all stock options granted to him after the effective date of the employment agreement, with continued exercisability until the date the options would otherwise expire absent his termination and (iii) vested benefits under a Supplemental Executive Retirement Plan, or SERP, giving credit as if Mr. Thalheimer had been employed until age 70. If these payments are made in connection with a change of control and subject to excise tax, the Company will gross him up for the excise tax.

Under the terms of the SERP, upon Mr. Thalheimer’s retirement at age 70, he is entitled to receive an annual retirement payment of $500,000. Mr. Thalheimer is also entitled to receive continued health benefits for the remainder of his life. If Mr. Thalheimer’s employment terminates before his 70th birthday for any reason other than death, he will be entitled to receive vested benefits beginning on his 70th birthday. If his employment is terminated without “Cause” or with “Good Reason,” or in the event of a change of control of the Company, he will become fully vested in the benefits. If his employment terminates for any other reason, he will be vested in a percentage represented by his actual years of service with the Company divided by the 41 years of service he would have with the Company if he retired at age 70.

Other Agreements with Executive Officers

The Company has entered into employment agreements dated May 10, 2006 with each of Tracy Y. Wan, the Company’s President and Chief Operating Officer, and Jeffrey P. Forgan, the Company’s Executive Vice President, Chief Financial Officer. Pursuant to these employment agreements, each executive will be eligible to receive severance benefits, which will be 18 months of base salary for Ms. Wan and 12 months of base salary and health benefits for Mr. Forgan. In addition, each executive’s options will remain outstanding and exercisable for up to 12 months after termination of employment, or a shorter period as required to comply with tax rules. These severance benefits would be received if the executive’s employment is involuntary terminated without cause or if, within two years after the date of the agreements or within two years after a change in control of the Company, the executive resigns for good reason (including a material reduction in duties or compensation), in exchange for a general release of claims by the executive. In October 2003, the Company entered into an agreement with Ms. Wan to extend medical benefits to her after termination of her employment.

Option Grants in Last Fiscal Year

The following table sets forth the information noted for all grants of stock options made to the named executive officers listed in the Summary Compensation Table during the fiscal year ended January 31, 2006. No stock appreciation rights were granted during such fiscal year. On January 23, 2006, the Compensation Committee of the Board of the Company approved effective immediately the accelerated vesting of all unvested options that had an exercise price of $11.95 or greater.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Options	Percentage of Total Options Granted to Employees in	Exercise or Base Price
	Granted(#)(1)	Fiscal Year	($/SH(2))	Expiration Date		5%($)	10%($)
Richard Thalheimer	90,000	15.7%	$12.52	8/17/15	(2)	$708,638	$1,795,829
Tracy Wan	40,000	7.0%	$12.52	8/17/15	(2)	314,950	798,146
Craig Trabeaux	10,000	1.7%	$15.54	2/28/15	(2)	97,730	247,668
	10,000	1.7%	$12.52	8/17/15	(2)	78,738	199,537
William Feroe	10,000	1.7%	$16.96	2/02/15	(2)	106,661	270,299
	10,000	1.7%	$12.52	8/17/15	(2)	78,738	199,537
Greg Alexander	10,000	1.7%	$12.52	8/17/15	(2)	78,738	199,537

(1)	The option grants have a maximum term of ten years, subject to earlier termination upon the optionee’s cessation of service. On January 23, 2006, the Compensation Committee of the Board of Directors of the Company approved the accelerated vesting of all unvested options with an exercise price of $11.95 or greater. This accelerated vesting affected options with respect to approximately 747,000 shares of Common Stock.
(2)	The option grants have a maximum term of ten years, subject to earlier termination upon the optionee’s cessation of service. The option grants are immediately exercisable.
(3)	There is no assurance that the actual stock price appreciation over the ten-year option term will be at these assumed rates or at any other level. In accordance with the rules of the Securities and Exchange Commission shown are the hypothetical gains or “option spreads” that would exist for the respective options based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future increase in the price of its Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise(#)	Value Realized (Market price at exercise date less exercise price)($)	Number of Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-The- Money Options at Fiscal Year-End (Market price of shares at Fiscal Year-End ($9.02) less exercise price)($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard Thalheimer	-0-	-0-	608,500	12,000	$69,290	$25,440
Tracy Wan	-0-	-0-	373,000	5,000	31,520	10,600
Craig Trabeaux	-0-	-0-	82,200	1,600	9,344	3,392
William Feroe	-0-	-0-	74,400	1,600	12,168	3,392
Greg Alexander	-0-	-0-	105,300	1,600	15,566	3,392

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten-percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

Form 4s reporting formula option grants to the Company’s non-employee directors (Mr. David, Ms. Joyner, Mr. Napier and Mr. Alan Thalheimer), were inadvertently filed late. Pursuant to the formula under the Company’s stock incentive plan, these options were granted on a quarterly basis from February 1, 2003 to May 1, 2006 (or, for Ms. Joyner, since she joined the board in October 2004) at exercise prices equal to the fair market value of the common stock on the grant date. Except for the foregoing, to the Company’s knowledge, based solely on review of the copies of such furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 2006, all other Section 16(a) filing requirements applicable to its Officers, Directors and greater than ten-percent beneficial owners were complied with.

ANNUAL REPORT

A copy of the 2005 Annual Report has been mailed concurrently with this Proxy Statement to all Shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is composed of four members and acts under a written charter adopted and approved by the Board of Directors in 2004. The members of the Audit Committee are independent as defined by its charter, the Nasdaq National Market listing standards and the Securities Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended January 31, 2006 with management, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

We reviewed and discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees). The independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit related services provided to the Company by Deloitte & Touche LLP with the auditors’ independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board approved, that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee:

George James, Chairman

Gerald Napier

Morton David

Pamela Joyner

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the “Committee”) administers the Company’s compensation policies and programs. The Committee has responsibility for executive compensation matters, including setting the base salaries of the Company’s executive officers, approving individual bonuses and bonus programs for executive officers, administering certain of the Company’s employee benefit programs and administrating the Company’s Stock Incentive Plan, under which grants may be made to executive officers and other key employees. The Company’s compensation program is designed to retain and reward executives who are responsible for leading the Company in achieving business objectives. All decisions by the Committee relating to the compensation of the Company’s executive officers are reviewed and ratified by the independent members of the Board of Directors. The following is a summary of the policies of the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

GENERAL COMPENSATION POLICY. The overall policy of the Committee is to offer the Company’s executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the primary objectives is to have a substantial portion of each executive officer’s compensation contingent upon the Company’s financial success as well as upon such executive officer’s own level of performance. Each executive officer’s compensation package is generally comprised of three elements: (i) base salary, which is determined primarily on the basis of the individual’s position and responsibilities and the level of the individual’s performance, (ii) incentive performance awards payable in cash and tied to the Company’s financial performance and individual performance, and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s shareholders. Generally, as an executive officer’s level of responsibility increases, a greater portion of such executive officer’s total compensation will be dependent upon Company performance rather than base salary.

FACTORS. The principal factors considered in establishing the components of each executive officer’s compensation package for the fiscal year ended January 31, 2006, are summarized below. The Committee may at its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary. The base salary for each officer is set primarily on the basis of personal performance, level of responsibility, salary levels for comparable positions of other retailers (as estimated based on the Committee’s knowledge of the retail industry), internal comparability considerations and, to a lesser extent, on the financial performance of the Company. In February 2006, the Company’s executive officers agreed to reduced base salaries for the fiscal year ending January 31, 2007.

Incentive Compensation. In 2001 the shareholders approved an Executive Bonus Plan, which was first implemented in the fiscal year ended January 31, 2002 and expired after the fiscal year ended January 31, 2006. For the most recent fiscal year, there were two current executive officers, Mr. Richard Thalheimer and Ms. Tracy Wan, selected for the Executive Bonus Plan. The performance goals established by the Committee for the year were based on earnings per share. Because these goals were not achieved, these executive officers were not awarded bonuses for the year. The annual bonuses for executive officers not included in the Executive Bonus Plan are earned on the basis of the Company’s financial performance and the base salary, personal performance and level of responsibility of such executive officer. The specific amount paid to each of these executive officers is determined by the Committee based on recommendations by the Company’s Chief Executive Officer after reviewing each executive officer’s personal performance and level of responsibility. No such bonuses were paid for the fiscal year ended January 31, 2006.

Long-Term Stock-Based Incentive Compensation. Generally, the Committee approves annual grants of stock options to each of the Company’s executive officers under the Stock Incentive Plan. The grants are designed to align the interests of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer’s current position with the Company, internal comparability considerations regarding option grants made to other executive officers of the Company, the executive officer’s current level of performance, the executive officer’s potential for future responsibility and promotion over the option term. The Committee also considers the number of vested and unvested options held by the executive officer at the time of the proposed grant in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers. Most option grants become vested over a period of service with the Company, typically five years (although the Committee may approve different vesting schedules). On January 23, 2006, the Committee approved the immediate accelerated vesting of all stock options (including those held by executive officers) that had exercise prices greater than $11.95 (which was significantly higher than the Company’s stock price of $9.12 on January 23, 2006). This accelerated vesting affected options with respect to approximately 747,000 shares of the Company’s common stock. In making this decision, the Committee considered the expected elimination of future compensation expense the Company would otherwise recognize in its income statement with respect to those options once FASB Statement No. 123R (Share-Based Payment) became effective on February 1, 2006. The Committee also considered the lack of retentive and incentive impact of underwater options and the positive effect on employee morale and retention that would be expected to result from the accelerated vesting.

Other Benefits. We periodically review benefits made available to the Company’s executive officers, including the CEO, to ensure that they are in line with market practice. Certain of the Company’s employees, including executive officers, are eligible to participate in a deferred compensation plan, which permits them to defer the receipt of cash compensation. In May 2006, the Committee also reviewed and approved the agreements with Ms. Wan and Mr. Forgan described in this proxy.

CEO COMPENSATION. The Compensation Committee determined the base salary of Mr. Thalheimer, the Company’s Founder, Chief Executive Office and Chairman of the Board on the basis of his personal performance, level of responsibility, the financial performance of the Company and salary levels for comparable positions of other retailers. Mr. Thalheimer’s base salary for the fiscal year ended January 31, 2006, was established at $990,000. Mr. Thalheimer voluntary reduced his base salary to $495,000 for the fiscal year ending January 31, 2007. As described above, Mr. Thalheimer did not qualify for a bonus for the fiscal year ended January 31, 2006.

TAX LIMITATION. Under Section 162(m) of the Internal Revenue Code, the Company is not allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation generally applies to compensation paid to the covered executive officers, except that certain performance-based compensation paid pursuant to a shareholder-approved plan is exempt from the limitation. In authorizing the type and levels of other compensation payable to executive officers, the Committee considers, as one factor, the deductibility of that compensation, but may deem it appropriate to authorize compensation that is not deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code.

Submitted by the Company’s Compensation Committee of the Board of Directors:

Morton David, Chairman

Gerald Napier

George James

Pamela Joyner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. No member of the Compensation Committee is a former or current officer or employee of the Company.

PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*

OF THE COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX,

THE RUSSELL 2000 INDEX AND THE NASDAQ RETAIL TRADE INDEX

The following graph compares the yearly percentage changes in the cumulative total shareholder return on the Company’s Common Stock with the cumulative total return on the Nasdaq Stock Market (U.S.) Index, the Russell 2000 Index and the Nasdaq Retail Trade Index during the five fiscal years ended January 31. The comparison assumes that $100 was invested on January 31, 2001 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

*	$100 INVESTED ON 01/31/2001 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING JANUARY 31.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, none of the preceding Stock Performance Graph, Compensation Committee Report or Audit Committee Report is to be incorporated by reference into any of the Company’s prior filings under the securities laws or otherwise deemed “soliciting material” or “filed” under the securities laws, nor shall such graph or Audit Committee Report be incorporated by reference into any future filings made by the Company under those securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since February 1, 2005, the Company has engaged in the following transactions in which an executive officer, director, nominee for election as director or persons that beneficially own more than 5% of the Company’s outstanding Common Stock have an interest.

Settlement Agreement

On May 9, 2006, the Company, Richard J. Thalheimer, certain affiliated trusts of Mr. Thalheimer (together with Mr. Thalheimer, the “Thalheimer Entities”), and a group of investors led by Knightspoint Partners (the “Knightspoint Entities”) entered into an agreement with respect to the election of directors for the 2006 Annual Meeting of Shareholders of the Company and certain other related matters (the “Settlement Agreement”).

Pursuant to the Settlement Agreement, the Board of Directors of the Company will be increased from seven to nine members at the 2006 Annual Meeting. The parties have agreed that the Board will nominate a slate of directors for election at the 2006 Annual Meeting consisting of Mr. Thalheimer, Morton E. David and George B. James (the “Thalheimer Nominees”), Jerry W. Levin, Michael S. Koeneke and David M. Meyer (the “Knightspoint Nominees”) and William R. Fields, Howard Gross and Howard M. Liebman (the “Independent Nominees”). Each of the Knightspoint Entities and the Thalheimer Entities has agreed to vote in favor of such nominees at the 2006 Annual Meeting. The Company has further agreed to appoint one Knightspoint Nominee, one Thalheimer Nominee and one Independent Nominee to serve on its Nominating Committee.

If, at any time after the Knightspoint Entities are elected to the Board and prior to the expiration of the Standstill Period (defined below), the Knightspoint Entities do not own at least certain specified minimum amounts of shares of the Company’s common stock, the Agreement provides that some or all of the Knightspoint Nominees shall resign from the Board.

Each of the Knightspoint Entities and the Thalheimer Entities has agreed that until 30 days before the director nomination deadline applicable to shareholders for the 2007 Annual Meeting of Shareholders (ending not later than March 31, 2007) (the “Standstill Period”), each such entity will not (i) form a “partnership, limited partnership, syndicate or other group” as set forth under Section 13(d)(3) of the Securities Exchange act of 1934, as amended (other than any such group deemed to be formed pursuant to the Agreement), (ii) solicit proxies or written consents of the shareholders of the Company with respect to any matter in opposition to any recommendation of the Board or become a “participant” in any contested solicitation for the election of directors, (iii) solicit, seek to effect, or negotiate with any person with respect to, or propose to enter into or otherwise make any public announcement or proposal whatsoever with respect to, among other things, any merger, sale of the Company, tender offer, liquidation or issuance by the Company of any equity securities as consideration for the assets for securities of another person or (iv) except in its capacity as a director of the Company, submit any shareholder proposal or notice of nomination or other business under the Company’s Bylaws, or nominate or oppose directors for election, at the 2006 Annual Meeting. The standstill may be waived if approved in advance in writing by at least 662/3% of the members of the Board. The standstill is also subject to exceptions based on directors’ fiduciary duties and public statements relating to fundamental and extraordinary transactions.

Mr. Thalheimer will continue as Chairman and Chief Executive Officer of the Company. The Settlement Agreement amends his Employment Agreement dated October 21, 2002 so that the changes to the Board and other actions contemplated by the Agreement will not be deemed to constitute a “change in control” or “good reason” pursuant to such employment agreement. The Standstill Period applicable to Mr. Thalheimer will terminate early if he is terminated by the Company without “cause” or if “good reason” occurs.

Amendment No. 1 to Rights Agreement

On May 9, 2006, the Company and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, LLC) as Rights Agent, entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement dated as of June 7, 1999 (the “Rights Agreement”). The Amendment provides that the definition of “Acquiring Person” will exclude the Knightspoint Entities, but only during the time the Settlement Agreement is in effect and only to the extent the Knightspoint Entities and their affiliates or associates as a group (other than the Investor Group) are not, excluding shares held by the Thalheimer Entities, the beneficial owners of 15% or more of the shares of common stock of the Company then outstanding.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be considered for inclusion in the Company’s Proxy Statement for the Annual Meeting of Shareholders to be held in 2007 must be received by the Company no later than January 31, 2007. The proposal must be mailed to the Company’s principal executive offices at 350 The Embarcadero, Sixth Floor, San Francisco, California 94105. Such proposals may be included in next year’s Proxy Statement if they comply with applicable requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission and the Company’s Bylaws. If the Company is not notified of a shareholder proposal by April 7, 2007, then the proxy solicited by the Board of Directors for the 2007 Annual Meeting will confer discretionary authority to vote against the shareholder proposal.

OTHER BUSINESS

The Board of Directors is not aware of any other matter which may be presented for action at the meeting. Should any other matter requiring a vote of the shareholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Richard Thalheimer

Founder, Chairman of the Board, and

Chief Executive Officer

May 31, 2006

San Francisco, California

PROXY	PROXY

SHARPER IMAGE CORPORATION

350 The Embarcadero, Sixth Floor, San Francisco, CA 94105

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard Thalheimer and Jeffrey Forgan, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Sharper Image Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Sharper Image Corporation to be held at the Sharper Image Corporation corporate office, 350 The Embarcadero, Sixth Floor, San Francisco, California 94105 on Thursday, July 6, 2006 at 10:00 a.m., and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat:

(Continued, and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed
1. Election of Directors.	☐	☐	FOR	AGAINST	ABSTAIN
(INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, strike a line through			2. Proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered accounting firm. (The Board of Directors recommends a vote FOR.) ☐	☐	☐
that nominee’s name in the list below: Nominees:			In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements thereof.
01 Richard J. Thalheimer	06 Michael S. Koeneke		This proxy when properly executed will be voted in the manner directed
02 Morton E. David	07 Jerry W. Levin		herein by the undersigned stockholder. If no direction is made, this proxy
03 William “Bill” R. Fields	08 Howard M. Liebman		will be voted FOR Proposals 1 and 2 and in the discretion of the proxy
04 Howard Gross	09 David M. Meyer		holders upon such other business as may properly come before the
05 George B. James			meeting and at any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Signature	Date	, 2006

Please sign exactly as name appears above. When shares are held jointly, every holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/shrp Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.